Exhibit 99.1

Revolution Lighting Technologies Reports First Quarter 2015 Financial Results

•	Reported Revenues of $20.3 million for Q1 2015, increasing by 310% from Q1 2014

•	Gross Margin of 35%: Q1 2015 Break-Even Adjusted EBITDA

•	Revenues of $125 million expected for 2015, representing 60% growth

•	2015 Adjusted EBITDA Margin in 10% to 12% range

Stamford, CT, May 11, 2015 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the quarter ended March 31, 2015. Reported revenues were $20.3 million as compared to $5.0 million in the same period of 2014, an increase of 310%.

“We are off to a strong start for 2015,” said Robert V. LaPenta, Chairman and Chief Executive Officer, Revolution Lighting Technologies. “Last year we made investments in strategic acquisitions and partnerships, a robust R&D program, and building a solid operations team. We are beginning to see the results with increased gross margins, a strong management team, a growing distribution network and a seasoned sales force. Additionally, we have expanded our strategic distribution partnership with the Fastenal Company, making our products readily available to the maintenance, repair and operations (MRO) industry.”

“In 2014, we launched more than 60 new LED lighting products and control system innovations. This year, new product development and R&D continue to be a strong focus for RVLT. During the next 60 days we expect to announce the addition of some exciting new products to our portfolio,” concluded LaPenta.

Recent Business Highlights

The Company’s business pipeline is robust with over $400 million of addressable opportunities over the next twelve months. Revolution Lighting has also been selected for several strategic opportunities this quarter, including the following:

•	Expanded partnership with Fastenal to a three-year contract, adding hundreds of RVLT SKUs available directly through Fastenal.com.

•	On April 23rd Revolution Lighting Technologies (RVLT) successfully completed rigorous and thorough mechanical and electrical testing of our Generation 3 LED Tube Lights at the distinguished Washington Laboratories, Limited (WLL) located in Gaithersburg, Maryland. WLL conducted various demanding mechanical and electrical tests, including high-impact shock, vibration, electrical emissions, power quality and magnetic field testing as dictated by several Military Standards (MIL-STD). We expect that these successes will permit RVLT to participate in many U.S. Military procurements.

•	Selected to partner with GB Energie LED on new Johns Hopkins University Laboratory building, supplying the 170,000-square foot facility with high-quality, energy efficient LED lighting. The three-year, multi-million dollar project is expected to be completed in 2016.

•	Completed installation of 60,000 square foot West Coast Customs headquarters with energy-efficient LED flat panels, LED tubes and other LED products, reducing WCC’s energy usage by 64%.

•	Selected to present at the 27th Annual ROTH Conference, sponsored by ROTH Capital Partners. Bob LaPenta shared thoughts on the LED marketplace and RVLT’s growth strategies during a video interview with Equities.com.

Quarter Ended March 31, 2015

For the quarter ended March 31, 2015, total revenues were $20.3 million, compared to $5.0 million in Q1 2014, an increase of 310%. Gross profit for the quarter was $7.2 million representing a $5.5 million increase over 2014. Gross margin for the quarter was 35% as compared to 33% in Q1 2014. The increase in revenue and gross margin reflects acquisitions, new product launches and organic growth of approximately 40% from Q1 2014 to Q1 2015.

The Company reported a net loss of $2.0 million in the first quarter of 2015 as compared to $3.5 million in the same period of 2014. Operating results for the first quarter of 2015 included non-cash charges of $1.8 million, including the amortization of intangible assets resulting from the acquisitions and stock-based compensation, compared to corresponding charges of $1.1 million in the first quarter of 2014. Adjusted EBITDA (as defined below) for the first quarter of 2015 was break-even compared to negative $2.3 million in Q1 2014. Adjusted EBITDA was affected by the Company’s decision to invest in additional sales and marketing resources.

Basic and diluted loss per share attributed to common stockholders was $0.01 and $0.05, respectively, for the quarters ended March 31, 2015 and 2014. Weighted basic and diluted shares outstanding were 137.7 million for the quarter ended March 31, 2015 and 81.4 million for the quarter ended March 31, 2014. The increase in outstanding shares resulted primarily from Mr. LaPenta’s conversion of all the outstanding notes in connection with the Companies secondary in December 2014.

Liquidity Position

As of March 31, 2015, the Company had a cash balance of $1.6 million. Our cash balance, along with the expected robust accounts receivable collections and increasing Adjusted EBITDA will enable us to fund the expected growth in both the second quarter and the rest of the year. The Company had working capital of $26.4 million compared to $18.8 million at year-end 2014.

For 2015 and 2014, the Company reported negative cash flows from operations of $7.2 million and $3.9 million, respectively. In Q1 2015, the Company has increased inventories by $4.6 million to support higher Q2 sales.

Guidance

The Company expects sales in the second quarter of between $28-30 million with positive Adjusted EBITDA. The Company expects 2015 revenue of $125 million, Gross Margin of approximately 35%, and Adjusted EBITDA in the 10-12% range with organic growth of over 40%.

Q1 Conference Call

Revolution Lighting will host a conference call and live webcast to discuss first quarter financial results at 4:00 p.m. ET today, May 11, 2015. To access the conference call, dial 1-888-397-5352 for the U.S. or Canada and 1-719-325-2469 for international callers with conference ID #6272287. The webcast will be available live on the Investor Relations section of the Company’s website at http://ir.rvlti.com/.

An audio replay of the call will also be available to investors by phone beginning at approximately 7:00 p.m. ET on May 11, 2015 until 11:59 p.m. ET on May 25, 2015 by dialing 1-877-870-5176 for the U.S. or Canada or 1-858-384-5517 for international callers, and entering passcode #6272287. In addition, an archived audio webcast will be available on the Investors Relations section of the Company’s website at http://ir.rvlti.com/.

Further information on Revolution Lighting Technologies’ quarterly and annual results can be found in the Company’s Form 10-Q for the quarter ended March 31, 2015 filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. (NASDAQ:RVLT) is a leading LED lighting solutions company. We design, manufacture, market and sell energy-efficient LED and conventional solutions with a strong presence in the industrial, commercial and government markets in the United States, Canada, and around the world. Founded in 1991, Revolution Lighting has created an innovative, multi-brand lighting company that offers a comprehensive advanced product platform of high-quality indoor and outdoor LED lamps and LED and conventional fixtures.

Revolution Lighting Technologies markets and distributes its products through a network of independent sales representatives and distributors, as well as through energy savings companies, national accounts and its wholly owned subsidiary, Value Lighting, a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S. Other brands within our RVLT family include Lumificient, which supplies LED illumination for the signage industry; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. RVLT has been named one of Deloitte’s Technology Fast 500™ companies, a ranking of the 500 fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America. For additional information visit: www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, our revenue, Adjusted EBITDA and cash flow outlook. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2014. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by adding back to net income or loss interest and financing related costs, acquisition related charges, severance and transition costs, income taxes, depreciation and amortization, long lived asset impairments and stock based compensation charges. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA is useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted

EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that use Adjusted EBITDA in their communications with investors. By excluding non-cash charges such as amortization and depreciation, stock based compensation, long lived asset impairments as well as charges for income taxes, interest and financing charges, acquisition related and severance and transition costs, investors can evaluate our operations and compare our results with the results of other companies on a more consistent basis. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals and evaluate the performance of business units and management.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance and a useful measure of historical and prospective trends. However there are significant limitations of the use of Adjusted EBITDA since it excludes interest income and expense, financing related and acquisition related charges, severance and transition costs, stock based compensation and income taxes, all of which impact profitability, as well as depreciation and amortization and impairments, related to the use of long lived assets that benefit future periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP performance measures and clearly identifying the differences between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income or loss or operating income or loss presented in accordance with GAAP. Moreover, Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measure provided by other entities.

A reconciliation of our GAAP net loss to non-GAAP Adjusted EBITDA for the quarters ended March 31, 2015 and 2014 follows:

	(in millions)
	Three Months Ended
	March 31,	March 31,
	2015	2014
Net Loss	$(2.0)	$(3.5)
Acquisition, severance and transition	0.3	0.4
Depreciation and amortization	1.0	0.6
Interest Expense	0.2	0.1
Stock-Based compensation	0.5	0.1

Adjusted EBITDA	$(0)	$(2.3)

For Revolution Lighting Technologies, Inc.

Rob LaPenta Jr., 203-504-1100

roblapenta@astoncap.com